                                   EXHIBIT A

                        NATIONAL FUEL EXPLORATION CORP.
                                INCOME STATEMENT
                           PERIOD ENDING DEC 31, 2000
                                  (Unaudited)

Operating Revenue:
  Gas Sales                                           $         0
  Other Operating Revenue                              17,887,828
                                                      -----------
Operating Revenue                                      17,887,828
                                                      -----------

Operating Expenses:
  Purchased Gas Sold                                            0
  Fuel For Generation                                           0
  Operation Expenses                                    5,861,653
  Maintenance Expenses                                          0
  Property, Franchise & Other Taxes                     2,570,773
  Depreciation, Depletion & Amortization                3,612,854
  Impairment of O & G                                           0
  Federal Income Taxes                                    172,382
  State Income Taxes                                            0
  Deferred Inc Tax-Net                                  1,402,774
  Invest Tax Cr Adjust                                          0
                                                      -----------
Operating Expenses                                     13,620,436
                                                      -----------
Operating Income / (Loss)                               4,267,393
                                                      -----------

Other Income:
  Unremitted earnings of Subsidiaries                           0
  Dividends from Subsidiaries                                   0
  Intercompany Interest Income                                  0
  Appliance & Jobbing                                           0
  Miscellaneous Income                                          0
  Investment Tax Credit                                         0
  AFUDC                                                         0
  Other Interest Income                                   117,660
                                                      -----------
  Other Income/ (Loss)                                    117,660
                                                      -----------

Income Before Interest Charges                          4,385,052
                                                      -----------

Interest Charges:
  Interest Charges on L/T Debt                                  0
  Intercompany Interest Expense                         2,622,874
  Other Interest Expenses                                  34,080
  ABFUDC                                                        0
                                                      -----------
  Interest Charges                                      2,656,954
                                                      -----------

Minority Interest in Foreign Subs                               0

Income Before Cumulative Effect                         1,728,098
                                                      -----------

Cumulative Effect of Change in Acctg                            0
                                                      -----------

Net Income / (Loss)                                   $ 1,728,098
                                                      ===========

See Notes to Consolidated Financial Statements included in Item 8 of National
Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 2000 and in
Item 1 of Part I of National Fuel Gas Company's  Form 10-Q for the quarter ended
December 31, 2000.